UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) April 24, 2018

AMERISERV FINANCIAL, INC.

(exact name of registrant as specified in its charter)

Pennsylvania	0-11204	25-1424278
(State or other jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Main and Franklin Streets, Johnstown, Pa.	15901
(address or principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of the shareholders of AMERISERV FINANCIAL, Inc. was held on April 24, 2018. At the Annual Meeting, there were present in person or by proxy 15,811,957 shares of the Company’s common stock, representing approximately 87.53% of the total outstanding eligible shares. The proposals considered at the Annual Meeting were voted on as follows:

Proposal #1 The following directors were elected to three year terms expiring in 2021.	Number of Votes Cast For Class I Directors	Withheld	% Voted For

J. Michael Adams, Jr.	10,233,201	1,071,684	90.52%
Margaret A. O’Malley	10,352,213	952,672	91.57%
Mark E. Pasquerilla	10,232,854	1,072,031	90.52%

Proposal #2
	FOR	AGAINST	ABSTAIN	% Voted For
Ratification of the appointment of S.R. Snodgrass PC as our independent registered public accounting firm.	15,717,810	63,137	31,010	99.40%

Proposal #3
	FOR	AGAINST	ABSTAIN	% Voted For
An advisory (non-binding) vote to approve the compensation of the named executive officers.	10,652,223	571,009	81,653	94.22%

Item 7.01 Regulation FD Disclosure

AmeriServ Financial, Inc. posted a new investor presentation on its Investor Relations website at www.ameriserv.com/investor-relations/investor-information. This investor presentation, attached as Exhibit 99.1 hereto and incorporated herein by reference, is being furnished to the Securities and Exchange Commission and shall not be deemed to be “filed” for any purpose.

Item 9.01 Financial Statements and Exhibits

Exhibits

Exhibit 99.1	Slide presentation utilized at the Annual Shareholders meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

	By:	/s/ Michael D. Lynch
Michael D. Lynch
Senior Vice President & CFO

Date: April 30, 2018